EXHIBIT 10.1

H2Diesel, Inc.
20283 State Road 7, Suite 40
Boca Raton, Florida 33498

December 13, 2006

Mr. Ferdinando Petrucci
Via Stazione, 133A
Arce Frosinone, Italy

Re:	Exclusive License Agreement dated March 20, 2006 between Ferdinano Petrucci and H2Diesel, Inc. ("H2"), as amended on September 11, 2006 (as amended, the "License Agreement")

Dear Ferdinando:

Please acknowledge your agreement that the License Agreement is further amended as follows, by executing this letter in the space provided below:

(1)	H2 will pay to you US$400,000.00 by wire transfer per your instructions not later than December 15, 2006.

(2)
The payment of $1 million required by Section l.b.(i)B of the License Agreement, which is due on or before December 31, 2006, is reduced to US$600,000.00 and the date of payment is extended to not later than July 31, 2007. If, however such US$600,000.00 payment is not paid on or prior to December 31, 2006, then the reference to "thirty (30) days" in Section 1.d of the License Agreement shall be deemed to be "fifteen (15) days"; provided, however that if such US$600,000.00 payment made on or prior to March 31, 2007, then such reference in Section 1.d. shall automatically revert to "thirty (30) days".

(3)	The US$1,500,000.00 payment that is required under Section l.b.(i)(C) of the License Agreement will not be due until October 31, 2007.

Kindest regards,

H2 Diesel, Inc.

By: /s/ Lee S. Rosen
  Lee S. Rosen
  Chief Executive Officer

Acknowledged and agreed to this 13th day of December, 2006:

/s/ Ferdinando Petrucci
Ferdinando Petrucci